Exhibit 99.1

Globix Reports First Quarter Results

18 Percent Revenue Growth From the Year-Ago Quarter and Improved Financial Position

WESTBOROUGH, MA – February 8, 2007 – Globix (AMEX: GEX) today announced financial results for its fiscal 2007 first quarter ended December 31, 2006. For the quarter the Company posted revenue from continuing operations of $18.1 million and net quarterly profit of $5.2 million, including the gain of $6.4 million on the sale of our US hosting division. These results compare to revenue from continuing operations of $15.3 million and a net loss of $6.0 million in the year-ago quarter. “Globix continues to grow its revenue and improve its financial position. Revenue from continuing operations was up 18% from the previous year-ago quarter”, said Eric Sandman, Chief Financial Officer.

Recent Developments

During 2006, we conducted a review of strategic alternatives related to our businesses and properties. With the sale of our US Hosting Division in this latest quarter and paying down of substantially all outstanding debt, we are now a transport only company focused on our NEON business. Prior to this quarter, we completed the sale of our UK Hosting Division and our former corporate headquarters building in New York City. Further information concerning these developments and our results for the quarter ended December 31, 2006 is available in the Company's Quarterly Report on Form 10-Q, which was filed today.

“As a result of the transactions completed in the last twelve months, we have significantly improved the Company’s liquidity and financial position, although we continue to post an operating loss. We are coming off a year where we have had very good revenue growth in the transport business, and we are positioned well to take advantage of opportunities going forward” said Kurt Van Wagenen, CEO and President of Globix.

Corporate Functions

The Company is in the process of transitioning corporate functions from its New York City location to its Westborough location. “One area where we have focused our efforts recently is in strengthening our Finance organization. We have added several new people to the team,” said Sandman. In December 2006, John Stack joined Globix and became the Chief Accounting Officer in early January 2007. Prior to Globix, Mr. Stack was the Vice President and Controller at a Fortune 500 utility company. In that role, Mr. Stack served as the Chief Accounting Officer and was responsible for all company accounting, tax, financial planning, and financial reporting activities. “Once the entire team is in place, the transition to a Westborough based transport-focused company will be complete”, added Sandman.

Forward-Looking and Cautionary Statements

Any statements contained in this press release that are not statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates", "believes", "expects", "intends", "plans", "estimates", "targets", "projects", "should", "may", "will", and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, Globix' current expectations, plans, strategies, and anticipated financial results and involve a number of known and unknown risks, uncertainties, and factors that may cause actual results of Globix to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to the following: its history of operating losses and capital requirements; its ability to retain existing customers and attract new customers; its ability to achieve cost-savings and generate positive cash flow; risks associated with potential acquisitions and divestitures; and the other risks identified in the section entitled "Risk Factors" in the Globix Annual Report on Form 10-K for the year ended September 30, 2006, as well as in the other documents that Globix files from time to time with the Securities and Exchange Commission.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to Globix or persons acting on behalf of Globix are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and Globix' filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, Globix does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

About NEON:

NEON Communications, Inc., a subsidiary of Globix Corporation (AMEX:GEX), is a facilities-based wholesale communications provider, supplying high bandwidth fiber optic capacity and comprehensive end-to-end telecom services to communications companies and enterprise customers on an intercity, regional and metro network in the 12-state Northeast and mid-Atlantic region, with 4,800 route miles and over 230,000 fiber miles from Maine to Virginia. For more information, visit www.neoninc.com.

The Globix Corporation logo is available at http://media.primezone.com/prs/single/?pkgid=487

CONTACT:	PFS Marketwyse Media Contact: Gary Johnson (973) 812-8883 Ext. 249 gjohnson@pfsmarketwyse.com